UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    May 8, 2006

MINISTRY PARTNERS INVESTMENT CORPORATION

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(Exact name of registrant as specified in its charter)

            California                                           333-122465                               33-0489154

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(State of Incorporation)                (Commission File Number)                   (IRS Employer

                                                                                                                     Identification No.)

955 West Imperial Highway, Brea, CA                                                          92821

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(Address of Principal Executive Offices)                                                          (Zip Code)

            Registrant's telephone number, including area code: (714) 671-5720

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

            (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

The following table sets forth the amount of the Company's common stock owned by each of its executive officers and directors, and by its directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5.0% of its common stock. These ownership interests are shown as of the date of this report.

Name	Upon Sale of 63,000 Units
	Beneficial Ownership	Percentage Owned(1)
Billy M. Dodson 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Mark G. Holbrook 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Mark A. Johnson 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Van C. Elliott 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Arthur G. Black 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Shirley M. Bracken 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Scott T. Vandeventer 955 W. Imperial Hwy. Brea, CA 92821	--	--%
Kenneth N. Von Rohr 955 W. Imperial Hwy. Brea, CA 92821	--	--%
All officers and directors as a group	--	--%
Other five percent or greater beneficial owners (six): Evangelical Christian Credit Union	62,000	46.06%
Credit of Southern California	11,900	8.84%
Financial Partners Credit Union	12,000	8.91%
USA Federal Credit Union	11,905	8.84%
Wescom Credit Union	11,905	8.84%
Keypoint Credit Union	8,000	5.94%

Notes to table

      (1)     Based on 134,617 shares of common stock outstanding.

On November 16, 2006, the Company completed the sale of 9,617 shares of its common stock, 72,617 of its Class I Preferred Stock, and 19,000 shares of its Class II Preferred Stock. These issuances resulted in a total of $9,411,742 in new equity financing for the Company. The sales of these securities were made directly by the Company. The Class I Preferred Stock and common stock were sold in 72,617 units, each unit consisting of one share of each class of stock. The initial 63,000 Units sold were comprised of 63,000 shares of the Company's common stock owned by and being resold by Evangelical Christian Credit Union ("ECCU"). All of the securities were sold for cash with the exception of 5,500 shares of the Class I Preferred Stock, which were issued in exchange for 550 shares of the Company's outstanding Series A Preferred Stock. The Company provided on the exemptions under Sections 4(2) and 4(6) of the Securities Act of 1933. The Company incurred no sales commissions or other underwriting costs. Securities were sold for cash. The securities were sold to a total of ten state or federal chartered credit unions.

The Class I Preferred Stock is entitled to annual cumulative dividends, payable quarterly, based on the liquidation preference equal to 190 basis points over the 1-year Libor rate in effect on the last day of the calendar month in which the dividend is declared.  The Class I Preferred Stock has a liquidation value of One Hundred Dollars ($100.00) per share; has no other voting rights, except as required under California law; and is subject to redemption, in whole or in part, at our election after December 31, 2007. The resale of all of our equity common stock and preferred stock is subject to a restriction in our Bylaws giving us the first right of refusal to purchase all or none of any shares proposed to be transferred.

The Class II Preferred Stock has right preferences and privileges identical to the Class I Preferred Stock, except it is entitled to dividends equal to one percent (1%) per annum and the holders of the Class I Preferred Stock do not have the right to appoint directors upon our failure to pay dividends.

Item 5.01   Changes in Control of Registrant

ECCU, the Company's prior sole shareholder, has resold 63,000 shares of the Company's common stock it previously owned, and the Company has sold an additional 9,617 shares of its common stock. As a result, ECCU is no longer the Company's majority shareholder, and no shareholder owns a majority of the Company's outstanding common stock. The sale of the Company's common stock is reported in Item 3.02 above, and the beneficial owners of 5% or more of the Company's common stock are reported in Item 5.02 below.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 8, 2006, the Company's board of directors designated Mr. Billy M. Dodson as the Company's President.  Mr. Dodson replaces Mr. Van C. Elliott.  Mr. Elliot continues to serve as a director of the Company.

(c)        Exhibits.

            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINISTRY PARTNERS INVESTMENT

CORPORATION

/s/ Billy M. Dodson

Billy M. Dodson

President